CliftonLarsonAllen LLP
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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Annual Report on Form 10-K of United Bancshares, Inc. for the year ended December 31, 2018 or our reports dated March 4, 2019 included in its Registration Statement on Form S-8 (No. 333-106929), relating to the financial statements and financial statement schedules for the three years ended December 31, 2018 listed in the accompanying index.

CliftonLarsonAllen LLP

CliftonLarsonAllen LLP

Toledo, Ohio
March 4, 2019